EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-265995 and 333-282844) and Form S-8 (File numbers 333-117088, 333-140792, 333-162265, 333-179477, 333-184092, 333-198244, 333-206538, 333-214031, 333-222969, 333-228252, 333-236063, 333-237845, 333-265994, 333-276238 and 333-281884) of CEL-SCI Corporation (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended September 30, 2024.  Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO USA, P.C.

Potomac, Maryland

January 13, 2025